Exhibit 3.1

RESTATED CERTIFICATE OF FORMATION
OF
BBVA COMPASS BANCSHARES, INC.
(as amended to date)
ARTICLE 1

The name of the entity is BBVA Compass Bancshares, Inc., a for-profit corporation. The entity was formed on February 15, 2007 and the number issued to the filing entity by the secretary of state is 800774658.
ARTICLE 2
Registered Agent and Registered Office
The initial registered agent is an organization by the name of CT Corporation System.
The business address of the registered agent and the registered office address is 1999 Bryan Street, Suite 900, Dallas, TX 75201.
ARTICLE 3
Directors
The number of directors currently constituting the Board of Directors is twelve (12), and the names and addresses of the persons who are currently serving as directors until the next annual meeting of the shareholders or until their successors are elected and qualified are:

Name	Address
Manuel Sánchez (Chairman)	2200 Post Oak Blvd, Houston, Texas 77056
Bill Helms (Vice Chairman)	2200 Post Oak Blvd, Houston, Texas 77056
Eduardo Aguirre, Jr.	2200 Post Oak Blvd, Houston, Texas 77056
Shelaghmichael Brown	2200 Post Oak Blvd, Houston, Texas 77056
José María García Meyer-Döhner	2200 Post Oak Blvd, Houston, Texas 77056
Fernando Gutiérrez	2200 Post Oak Blvd, Houston, Texas 77056
Charles E. McMahen	2200 Post Oak Blvd, Houston, Texas 77056
Glen Roney	2200 Post Oak Blvd, Houston, Texas 77056
Raúl Santoro	2200 Post Oak Blvd, Houston, Texas 77056
J. Terry Strange	2200 Post Oak Blvd, Houston, Texas 77056
Guillermo F. Treviño	2200 Post Oak Blvd, Houston, Texas 77056
Mario Max Yzaguirre	2200 Post Oak Blvd, Houston, Texas 77056

ARTICLE 4
Authorized Shares
The total number of shares the corporation is authorized to issue is 300,000,000. The par value of each of the authorized shares is $0.01.

Exhibit 3.1

ARTICLE 5
Purpose
The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.
EFFECTIVENESS OF FILING
This document becomes effective when the document is filed by the secretary of state.
EXECUTION
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.
Dated: November 4, 2014

BBVA Compass Bancshares, Inc.

By:	/s/ Brian Herrick
Name:	Brian Herrick
Title:	Senior Vice President, Assistant General Counsel and Assistant Secretary